SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 30, 2014
__________________

CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

__________________

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2014, the board of directors of Customers Bancorp, Inc. (the “Company”) appointed Carla A. Leibold as principal accounting officer of the Company and its wholly-owned subsidiary Customers Bank (the “Bank”).  Prior to this appointment, the Company’s Chief Financial Officer, Robert E. Wahlman, served as both principal financial officer and principal accounting officer.  Mr. Wahlman continues as the Company’s principal financial officer.

Ms. Leibold, 46, joined the Company in December 2013 with the titles Senior Vice President, Chief Accounting Officer and Controller.  Prior to joining the Company, Ms. Leibold served as the principal accounting officer of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) from December 2012 until June 2013.  She also served as Vice President – Controller of Farmer Mac from October 2010 until June 2013, and previously served as the Director of Accounting and Financial Reporting of Farmer Mac from July 2007 until October 2010.  Ms. Leibold also served in key accounting roles for the Federal Home Loan Mortgage Corporation (Freddie Mac) and SLM Corporation (Sallie Mae) and has experience in public accounting.  Ms. Leibold graduated from the Pennsylvania State University in State College, Pa., with a Bachelor of Science degree in Accounting and is an actively licensed  Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By:	/s/ Robert E. Wahlman
Name:	Robert E. Wahlman
Title:	Chief Financial Officer and Executive Vice President

Date:           May 6, 2014